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                                                                   EXHIBIT 21




                        TEAM COMMUNICATIONS GROUP, INC.

                           SUBSIDIARIES OF REGISTRANT




Longform Entertainment, Inc.

Simply Style Productions, Inc.

Amazing Tails, Inc.

Mary Lou's Flip Flop Shop, Inc.